                                                                    EXHIBIT 23.2


               Consent of Ernst & Young LLP, Independent Auditors


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated May 21, 2001, with respect to the consolidated balance sheet of AmeriSource-Bergen Corporation as of March 31, 2001, included in the Joint Proxy Statement-Prospectus of AmeriSource Health Corporation and Bergen Brunswig Corporation that is made part of the Registration Statement (No. ______) on Form S-4 of AmeriSource-Bergen Corporation for the registration of its common stock.



                                        /s/ Ernst & Young LLP

Philadelphia, Pennsylvania
May 21, 2001
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                                                                    EXHIBIT 23.2

               Consent of Ernst & Young LLP, Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated November 2, 2000 (except for Note 14, as to which the date is December 18, 2000), with respect to the consolidated financial statements and schedules of AmeriSource Health Corporation included in its Annual Report on Form 10-K for the year ended September 30, 2000, filed with the Securities and Exchange Commission, incorporated by reference in the Joint Proxy Statement-Prospectus of AmeriSource Health Corporation and Bergen
Brunswig Corporation that is made part of the Registration Statement (No. ___) on Form S-4 of AmeriSource-Bergen Corporation for the registration of its common stock.


                                        /s/ Ernst & Young LLP

Philadelphia, Pennsylvania
May 17, 2001